23andMe Confidential and Proprietary Information 23andMe Confidential and Proprietary Information

Disclaimer

This presentation (this "Presentation") is for informational purposes only to assist interested parties in making their own evaluation of the proposed transaction (the "Transaction") between VG Acquisition Corp. ("VG") and 23andMe, Inc. ("23andMe"). This Presentation does not constitute investment, tax or legal advice. No representation, express or implied, is or will be given by VG, 23andMe or their respective affiliates and advisors as to the accuracy or completeness of the information contained herein, or any other written or oral information made available in the course of an evaluation of the Transaction. To the fullest extent permitted by law, in no circumstances will VG, 23andMe or any of their respective stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith.

Forward-Looking Statements

This Presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding VG's and its management teams' expectations, hopes, beliefs, intentions or strategies regarding the future. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intends", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "would" and similar expressions may identify forward looking statements, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements contained herein are based on VG's and 23andMe's current expectations and beliefs concerning future developments and their potential effects on VG, 23andMe or any successor entity of the Transaction. There can be no assurance that the future developments affecting VG, 23andMe or any successor entity of the Transaction will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of VG and 23andMe) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the Transaction; the inability to recognize the anticipated benefits of the proposed transaction, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed Transaction. Except as required by law, VG and 23andMe do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Financial Information

The historical financial information respecting 23andMe contained in this Presentation has been taken from or prepared based on unaudited historical financial statements of 23ndMe for its fiscal years ended March 31, 2019 and 2020, and the nine-month period ended December 31, 2020. An audit of such financial statements is in process and audited financial statements for such periods will be included in the registration statement/ proxy statement related to the Transaction. Accordingly, the historical financial information included herein should be considered preliminary and subject adjustment in connection with the completion of the audits. 23andMe's results and financial condition as reflected in the financial statements included in the registration statement/ proxy statement may be adjusted or presented differently from the historical financial information included herein, and the variations could be material.

Non-GAAP Financial Measures

Certain of the financial measures included in this Presentation, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles, or "GAAP", and constitute "non-GAAP financial measures" as defined by the rules of the Securities and Exchange Commission (the "SEC"). VG has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating the financial performance and prospects of 23andMe or any successor entity of the Transaction. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the Appendix for a description of these non-GAAP financial measures and a reconciliation of the historic measures to 23andMe's most comparable GAAP financial measures. Note however, that to the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Intellectual Property

All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and VG's and 23andMe's use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of VG or 23andMe.

Industry and Market Data

This Presentation relies on and refers to certain information and statistics based on 23andMe's management's estimates, and/or obtained from third party sources which it believes to be reliable. Neither VG nor 23andMe has independently verified the accuracy or completeness of any such third party information.

Additional Information

VG intends to file with the SEC a registration statement on Form S-4, which will include a preliminary proxy statement of VG and a prospectus. The definitive proxy statement and other relevant documents will be mailed to stockholders of VG as of a record date to be established for voting on the business combination. Shareholders of VG and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement because these documents will contain important information about VG, 23andMe and the Transaction. Shareholders will also be able to obtain copies of the registration statement and the proxy statement/prospectus, without charge, by directing a request to: VG Acquisition Corp. VG Acquisition Corp. 65 Bleecker Street, 6th Floor, New York NY 10012. These documents, once available, and VG's annual and other reports filed with the SEC can also be obtained, without charge, at the SEC's internet site (http://www.sec.gov).

This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

VG, 23andMe and their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from VG's shareholders in connection with the Transaction. Information regarding the names and interests in the proposed transaction of VG's directors and officers is contained VG's filings with the SEC. Additional information regarding the interests of such potential participants in the solicitation process will also be included in the registration statement (and will be included in the definitive proxy statement/prospectus) and other relevant documents when they are filed with the SEC.

23andMe Confidential and Proprietary Information Anne Wojcicki Co - Founder and CEO Steve Schoch CFO Evan Lovell CIO, Virgin Group CFO, VGAC Kenneth Hillan, M.B., Ch.B. Head of Therapeutics 23andMe Confidential and Proprietary Information 1

Virgin's Investment Thesis for 23andMe

1. **Disrupting the Healthcare experience.** 23andMe is building a personalized health and wellness experience that caters uniquely to the individual by harnessing the power of their DNA

2. **The world's premier re-contactable genetic database.** A vast proprietary dataset rich with both genotypic and phenotypic information allows insights that unlock revenue streams across digital health, therapeutics, and much more

3. **Recognized and trusted brand with leading engagement metrics.** Impressive repeat customer engagement validates the 23andMe platform and the demand for genetics-based consumer service

4. **Institutionally sponsored therapeutics efforts.** A broad pipeline established in collaboration with GSK validates the approach of developing novel therapeutics using genetic data

5. **Multiple avenues for value creation.** The FDA-approved consumer platform, the therapeutics efforts, and the rich database each create optionality for outsized value creation that is difficult to replicate

6. **A world-class management team.** Pioneers in their industries, the team has a long track record of success and value creation

2

23andMe Confidential and Proprietary Information Behind Every Data Point is a Human Being 1

23andMe Confidential and Proprietary Information 100,000 Our Mission is to Help People Access , Understand and Benefit from the Human Genome 10.7M 1 1M 825,000 500,000 366,000 176,000 160,000 REGENERON ALL OF US MILLION VETERAN PROGRAM FINNGEN UK BIOBANK DECODE GENETICS GENOMICS ENGLAND Size and scale of 23andMe enables rapid, novel discoveries 1 8.5M of 23andMe’s genotyped customers consented to research. Participant counts sourced from company websites (January 19, 20 21 ). This comparison was conducted against databases that collect genetic information (genotypes, exomes, or genomes) on research participants and have disclose d o r published their consented research participant numbers, as of December 31, 2020. 3

23andMe Confidential and Proprietary Information - 15 The net positive score Americans gave the pharmaceutical industry 75% Consumers wish their healthcare experience was more personalized 25% U.S. healthcare spending is waste <12% Probability of success for a drug to be approved, taking ~10 years and costing $2.6B to develop 1 The Healthcare System is Dysfunctional 2 3 4 “Of course our system isn’t about healthcare, it’s about maximizing revenue for a whole bunch of different players that have nothing to do with what’s good for patients.” Elisabeth Rosenthal (Editor - in - Chief, Kaiser Health News) 1 JAMA, “Waste in the US Health Care System” (2019). 2 Redpoint Global / Dynata survey of over 1,000 U.S. consumers (2020). 3 Gallup, “Americans’ Views of U.S. Business and Industry Sectors” (2020). 4 PhRMA, “Biopharmaceutical Research & Development: The Process Behind New Medicines” (2015). 4

23andMe Confidential and Proprietary Information Consumer Scale and Empowerment is the Key to Disrupting Healthcare 23andMe Confidential and Proprietary Information Media Travel Commerce Hospitality Healthcare “Healthcare cannot change from within, it will need an outside force to change it, and that force will be our customers.” Anne Wojcicki 5

23andMe Confidential and Proprietary Information We Pioneered Digital D2C Healthcare to Empower Customers With Affordable, Direct Access 2015 Carrier Status (inherited conditions) 2016 GHR (genetic health risk) 2018 PGt (pharmacogenetic metabolism) 2019 MUTYH (colorectal cancer) 2017 BRCA (breast and ovarian cancer) 2020 PGt (pharmacogenetic drug response) Proven accuracy (99% NPV/PPV) and accessibility 1 TIME MAGAZINE INVENTION OF THE YEAR 6 FDA Authorizatio ns 1 See FDA De Novo Authorizations 140044, 160026, 170046 and 180028 and FDA 510K Clearances K182784 and K193492. 6

23andMe Confidential and Proprietary Information Providing Customers With Key, Actionable Insights “Like me, there are many women who have slipped through the cracks of our current medical screening system, either because they don’t have a family history of breast or ovarian cancer. Or they do not know that they have Ashkenazi Jewish ancestry. In my case, even though I know I have Ashkenazi ancestry, that wasn’t enough to prompt my doctor to consider screening. So there are many women walking around with this risk, who, like me, would have never known of their own risk but for this test from 23andMe.” 23andMe customer who discovered she had a BRCA1 mutation 7,000+ Customers with Hypercholesterolemia (FH) variants 6, 000 + Customers with a tested BRCA1 / BRCA2 variant 12,000+ Customers with an increased risk for Chronic Kidney Disease 80% Customers receive a report with a meaningful genetic variant 23andMe Confidential and Proprietary Information Note: Estimates based on penetrance of variants in 23andMe’s Database. 7

23andMe Confidential and Proprietary Information Consumer Research & Corporate Therapeutics Select Investors Kumar Iyer Head of Product Previously at Facebook, Netflix Steve Lemon VP, Engineering Previously at Loopt, WebMD, Apple Tracy Keim VP, Consumer, Marketing & Brand Previously at RAPP, Bonobos, Volvo Okey Onyejekwe, MD, JD VP, Healthcare Ops & Medical Affairs Previously at Veterans Health, U.S. Air Force, Virta Joyce Tung, PhD VP, Research Previously at Stanford University, UCSF David Baker Chief Security Officer Previously at Okta, Bugcrowd Jennifer Low, MD, PhD Head of Therapeutics Development Previously at Loxo, Genentech Adam Auton, PhD VP, Human Genetics Previously at Albert Einstein College of Medicine, University of Oxford Monica Viziano, PhD VP, Portfolio Strategy & Alliance Management Previously at GSK, Gilead Richard Scheller, PhD Board Director (former Chief Science Officer) Previously at Genentech, Stanford University Kathy Hibbs, JD Chief Legal & Regulatory Officer Steve Schoch Chief Financial Officer Jacquie Haggarty, MPP, JD VP, Deputy General Counsel & Privacy Officer Previously at Genomic Health, Latham & Watkins Kenneth Hillan, M.B., Ch.B. Head of Therapeutics Anne Wojcicki Co - Founder and Chief Executive Officer World Class Leadership Team Merging Tech , Biotech and Healthcare 8

23andMe Confidential and Proprietary Information “The mission of 23andMe is not just about genetics. We want to transform healthcare...What I have learned after 11 years is that people want to participate in research…They don’t want to be a human subject. They want to be respected as an equal and as a partner in the process.” Anne Wojcicki to Recode Decode (2018) Transforming Healthcare With 23andMe’s Crowdsourced, Genetic Database 2

23andMe Confidential and Proprietary Information A C G T We are all 99.5% genetically alike ...is a data problem, a very big data problem Unlocking the Genetic Code Creates the Opportunity to Revolutionize the Diagnosis, Prevention and Treatment of Most, if Not All, Human Disease 23andMe Confidential and Proprietary Information 3 billion base pairs long Cracking the code… 9

23andMe Confidential and Proprietary Information We Are Redefining Healthcare. With Data. At Scale. Enabling Research & Services Empowering Consumers 10.7M Genotyped Customers 4B+ Phenotypic Data Points Developing Therapeutics 3 0 + Programs 2 Cumulative Genotyped Customers (in M, fiscal year ends March 31) FY17A FY18A FY19A FY20A FY21E FY22E FY23E FY24E 2.0 4.4 7.8 9.8 11.2 12.6 14.3 16.4 10M+ Genetic Profiles Created Critical Mass 1 1 8.5M consented customers allows 23andMe to perform Genome - Wide Association Studies with over 10,000 cases on all diseases over 0 .1% prevalence. 2 Based on internal estimates subject to scientific, development and compliance risks. Includes collaborated, 100% owned and ro ya lty interests targets . 10

23andMe Confidential and Proprietary Information Novel Consumer Products Data Insights Drug Discoveries Phenotypic Data Genetic Data 10.7M Genotyped Customers 30K+ Daily Surveys Completed Innovative Results Return Value to the Customer We run hundreds of billions of association tests per year that further our unique understanding of human biology Consumer Powered Healthcare Flywheel Consumer Research Therapeutics / Product 80% Opt - In to Research 11

23andMe Confidential and Proprietary Information Our Ancestry Service A Mass Entry Point to Building a Revolutionary Database 12 DNA Relatives Visualize Genetic Connections With an Automatically Built Family Tree Ancestry Composition Note: Opt - in required for DNA Relatives and Family Tree builder. 12

23andMe Confidential and Proprietary Information How Ancestry Matters In Connection To Your Health Ann M. 23andMe Customer Ann did not know her ancestry origins and would not have been eligible for clinical testing under current guidelines. Ann decided to do 23andMe to learn more about her potential health risks. Based on her 23andMe report, she discovered she had a BRCA1 mutation. Her doctor confirmed the results and she opted to have surgeries to reduce her risk of having ovarian and/or breast cancer. Current clinical guidelines and eligibility for insurance coverage limit BRCA testing to women with a personal or family history of cancer (Robson, 2003) Adult individuals with a BRCA1 or BRCA2 variant 50% 50% Meet NCCN® criteria 1 Do not meet NCCN® criteria 80% 20% Identified by healthcare system Missed by healthcare system 45% 21% No first - degree family history of a BRCA - related cancer Did not self - report having Jewish ancestry DTC Testing 1 NCCN is the National Comprehensive Cancer Network ® (NCCN®) . 13

23andMe Confidential and Proprietary Information Pharmacogenetics Carrier Status Wellness 14 Including: Type 2 Diabetes (Powered by 23andMe Research) Celiac Disease Uterine Fibroids Chronic Kidney Disease G6PD Deficiency MUTYH - Associated Polyposis BRCA1/BRCA2 (selected variants) Health Predispositions 8 Including: Muscle Composition Genetic Weight Alcohol Flush Reaction Saturated Fat and Weight Sleep Movement 40+ Including: Cystic Fibrosis Sickle Cell Anemia Familial Hyperinsulinism (ABCC8 - Related) Tay - Sachs Disease Glycogen Storage Disease (Type 1a) 3 Including: SLCO1B1 Drug Transport CYP2C19 Drug Metabolism DPYD Drug Metabolism Our Health Service The First and Only Multi - Disease DTC Genetic Service That Includes FDA - Authorized Reports and Provides Personalized Genetic Insights and Tools 6 FDA Authorizatio ns 1 1 Wellness information does not require FDA Authorization. 14

23andMe Confidential and Proprietary Information A Meaningful, Engaging (and Fun) Experience Strong Engagement and Trust Drive Longitudinal Data Collection 80% customers consent to research 30K research surveys completed daily 4B+ phenotypic data points 180+ published research papers 7M genotyped customers logged - in in 2020 60% pre - 2015 customers logged - in during 2020 23andMe Confidential and Proprietary Information 15

23andMe Confidential and Proprietary Information Genetic Data Helps Drive Behavior Change Eat healthier Set future goals to be healthier Adopt a healthier lifestyle in general Exercise more Get more rest / sleep Stop drinking / drink less Stop smoking / smoke less 76% Report taking a positive health action 1 55% 51% 50% 45% 42% 16% 7% 1 Based on 2019 online survey, designed by 23andMe and M/A/R/C Research, of 1,046 23andMe Health + Ancestry customers. 16

23andMe Confidential and Proprietary Information Subscription is the Next Phase of Our D2C Journey Pharmacogenetics 3 reports (FDA - Authorized) Heart Health Reports Atrial Fibrillation, Coronary Artery Disease, LDL Cholesterol, Hypertension DNA Relatives Advanced filters, access up to 5,000 relatives Polygenic Risk Scores (Powered by 23andMe Research) Rapidly discovering new genetic insights: Cancer r isk Reproductive Health Diet Sleep Fitness and injuries Migraines 23andMe Confidential and Proprietary Information 17

23andMe Confidential and Proprietary Information Strong Early Demand From Customers for Subscription Product Soft Launch October 2020 75K+ subscribers as of Jan 2021 18

23andMe Confidential and Proprietary Information Opportunity for Personalized Healthcare at Scale Practice of Medicine Today Reactive – no customization until symptomatic Proactive – truly individualized from the very beginning 19

23andMe Confidential and Proprietary Information Genetics - Based Primary Care Genetics - Based Approach Will Transform the Continuum of Care 70% Providers think genetic tests will improve clinical outcomes 1 Genetics - Based Primary Care Telehealth Diagnostics Testing Genetics - Based Primary Care Wellness Reports Pharmacy / E - Prescribing Medical Records Genetics - Based Primary Care Wearables Hospital Connection 1 Health Affairs, “Views Of Primary Care Providers On Testing Patients For Genetic Risks For Common Chronic Diseases.” (2018). 20

23andMe Confidential and Proprietary Information Transforming Therapeutic Development With the 23andMe Database 3

23andMe Confidential and Proprietary Information $2.6B average cost of drug development 3 ~90% failure rate 2, 3 7 years average time - to - IND 1 Drug Development is Inefficient Limited Use of Data and Lack of Patient Engagement Constrains Productivity 1 IND = Investigational New Drug Application. fdareview.org, “The Drug Development and Approval Process” (2020). 2 Probability of success for a drug to be approved is estimated to be <12%. 3 PhRMA, “Biopharmaceutical Research & Development: The Process Behind New Medicines” (2015). 21

23andMe Confidential and Proprietary Information The support of human genetic evidence for approved drug indications Nelson et. al 2015 7 years average time - to - IND 1 ~90% failure rate 2 years for our CD96 drug 2X increase in probability of success 3 23andMe Confidential and Proprietary Information 23andMe Can Efficiently Develop Novel Therapeutics by Power, Need and Speed NATURE PUBLICATION 1 IND = Investigational New Drug Application. fdareview.org, “The Drug Development and Approval Process” (2020). 2 Probability of success for a drug to be approved is estimated to be <12%. PhRMA, “Biopharmaceutical Research & Development: The Process Behind New Medicines” (2015). 3 Nature Publication, “The support of human genetic evidence for approved drug indications” (2015). ~4 Pharmaceutical Industry 23andMe 22

23andMe Confidential and Proprietary Information Our Scale Enables Real - Time Genetics Health Research COVID - 19 Research March 16 April 6 June 8 Kicked Off Study Launched Study Preliminary Findings 750K Consumers participated in the COVID - 19 study in the first 90 days 1,100,000 COVID - 19 study participants Sept. 7 Printed Findings 2 (January 2021) 1,728,000 High cholesterol 539,000 Type 2 Diabetes 29,000 Type 1 Diabetes 1,260,000 APOE e4 carriers (Alzheimer’s risk) 1,572,000 Depression 76,000 Epilepsy 986,000 Asthma 593,000 Atopic Dermatitis 225,000 Psoriasis 565,000 Irritable Bowel 96,000 UC / Crohn’s 59,000 Barrett’s Esophagus 479,000 Arrhythmia 144,000 Coronary Artery 38,000 Pulmonary Embolism 4,300 Idiopathic Pulmonary Fibrosis 7,700 Systemic Sclerosis 6,200 Sarcoidosis 1 1 As of January 2021. 2 23andMe COVID - 19 manuscript live on MedRXiv September 7, 2020. 23andMe Confidential and Proprietary Information 23

23andMe Confidential and Proprietary Information Size and Scale Accelerates the Quality of Target Discovery Number of independent hits p<5e - 8 2015 2016 2017 2018 2019 2016 2017 2019 2020 1 Genome - Wide Association Study. New programs are identified through GWAS 1 hits, which increase linearly as size of database grows Example: Osteoarthritis GWAS hits dramatically increase as database grows 10,000 5,000 0 15,000 20,000 25,000 30,000 35,000 40,000 24

23andMe Confidential and Proprietary Information 10,000’s of Genome - Wide Association Study (GWAS) Hits Determine Disease Associated Genes and Directionality Researching to Understand Compelling Biology Identifying Druggable Proteins Assessment of Unmet Need and Competitive Landscape Best Drug Targets Wet lab validated targets progress through standard stages of research toward the selection of preclinical lead molecules and clinical development Phenotypic Data 23andMe’s database yields thousands of potential new drug targets Advanced biology and medicinal chemistry guide design of optimal compounds from initial targets Phenotypic breadth provides unique ability to uncover potential safety issues or possible indication expansions Phenome - Wide Association Studies (PheWAS) Reveal Additional Indications and Potential Safety Concerns Genetic Data Systematic, Scalable Research Platform Yields Novel Drug Targets 25

23andMe Confidential and Proprietary Information “ O ur work with 23andMe is exceeding expectations and helping us advance a new way of thinking about drug discovery, one driven by genetics and the DNA we inherit. The insights of why some people are protected from or are at greater risk for certain diseases can lead to genetically validated targets that are at least twice as successful in clinical trials. ” Dr. Hal Barron, Chief Scientific Officer & President R&D, GSK (2021) Inception - to - date targets discovered: 50/50 shared costs and profits $300M equity investment Access to GSK technology and platforms 30 + joint p rofit sharing programs 1 Strategic Collaboration With 23andMe Confidential and Proprietary Information Oncology Immunology Cardiovascular Metabolic Disease Neurology 1 And some GSK unilateral programs . 26

23andMe Confidential and Proprietary Information 23andMe Confidential and Proprietary Information Immunology Immuno - oncology Phase 1 Data First Time in Human Preclinical Next Milestone Phase 1 Phase 2 Phase 3 We Have Generated a Deep Pipeline Across Multiple Therapeutic Areas Cardio Metabolic CD96 P006 1 Multiple Multiple Multiple Multiple NASH Dyslipidemi a Othe r 27 Neurology, Other Note: As of January 15, 2021. 1 Most projects are joint with GSK; P006 is a 23andMe wholly owned program.

23andMe Confidential and Proprietary Information Our Lead CD96 Program Was Identified With ML and AI Applied to Our Proprietary I/O Genetic Signature Cancer Autoimmune Source: Evaluate Pharma historical and forecast estimates. Large I/O market with over $41B expected in 2021 sales CD96 pathway validated with ML and AI applied to our proprietary I/O genetic signature which also identifies marketed I/O drugs We discovered the signaling pathway has a similar genetic I/O signature 2021 projected sales of leading checkpoint inhibitors I/O genetic signature shows opposing effects on autoimmune and cancer phenotypes CD96 plays an important role in regulating NK and T cell antitumor activity $17.0B KEYTRUDA $7.9B OPDIVO $1.8B YERVOY 28 GSK’608 (anti - CD96) is progressing through a Phase 1 multi - ascending dose trial in patients with advanced solid tumors

23andMe Confidential and Proprietary Information Our 23andMe I/O Asset, P006, is a Potent Activator of Human T Cells Suppressed by Tumor Antigen Cancer Immune Immune Cancer Ligand Receptor Signaling protein Commit to candidate selection Phase 1 Phase 2 CY21 CY22 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Stage IND P006 pathway has a strong I/O signature unique to the 23andMe database Initiation of Phase 1 is planned for CY 21 P006 ligand is strongly expressed in a subset of human tumors Immunohistochemistry for P006 ligand in Small Cell Lung Cancer P006 blocks tumor suppression of T cells and activates immune response 23andMe Confidential and Proprietary Information 29

23andMe Confidential and Proprietary Information Note: Fiscal year ends March 31. 1 Based on internal modeled estimates subject to scientific, development and compliance risks. Includes collaborated, 100% owned and royalty interests targets and adjusted for probability of technical success. 30 We Are Rapidly Scaling Our Therapeutics Discovery Efforts Accelerating Number of Validated Targets 1 FY19A FY20A FY21E FY22E FY23E FY24E 30 2 8 18 25 31 37

23andMe Confidential and Proprietary Information Financials 4

23andMe Confidential and Proprietary Information Investing in Our Future “Anyone trying to replicate the 23andMe model by focusing only on the data, and neglecting the central focus on empowered, engaged patients, is likely to fail – and never understand why.” David Shaywitz Forbes Magazine 23andMe Confidential and Proprietary Information Note: Fiscal year ends March 31. 0.9 FY15A FY16A FY17A FY18A FY19A FY20A FY21E 2.0 4.4 1.3 7.8 9.8 11.2 Cumulative Genotyped Customers in M Customer Acquisition Cost 31

23andMe Confidential and Proprietary Information Balancing Growth With Profitability in Consumer and Research Services Consumer and Research Services Investing in Our Future Profitable Growth Sales & Marketing Expense Revenue Gross Margin 23andMe Financials ($ in M, except for %) CRS Adjusted EBITDA ($ in M) Note: Fiscal year ends March 31. ($86) ($66) ($9) ($10) $26 $71 $441 $305 $218 $256 $317 $400 44% 45% 45% 51% 55% 58% $191 $111 $44 $69 $76 $85 FY19A FY20A FY21E FY22E FY23E FY24E 32

23andMe Confidential and Proprietary Information Drivers of Future Growth Consumer Opportunity Therapeutics CUMULATIVE SUBSCRIBERS (in M) CUMULATIVE TARGETS THROUGH VALIDATION 1 (number of slots 2 ) ANNUAL KITS SOLD (units in M) Note: Fiscal year ends March 31. 1 Based on internal estimates subject to scientific, development and compliance risks. Includes collaborated, 100% owned and royalty interests targets. 2 Adjusted for probability of technical success. 1.5 1.7 2.1 2.5 0.1 0.7 1.6 2.9 18 25 31 37 FY21E FY22E FY23E FY24E FY21E FY22E FY23E FY24E FY21E FY22E FY23E FY24E 33

23andMe Confidential and Proprietary Information Financial Summary in M FY19A FY20A FY21E FY22E FY23E FY24E Cumulative Genotyped Customers 7.8 9.8 11.2 12.6 14.3 16.4 Cumulative Subscribers - - 0.1 0.7 1.6 2.9 $ in M Revenue $441 $305 $218 $256 $317 $400 Gross Margin % 44% 45% 45% 51% 55% 58% Consumer & Research Services Adjusted EBITDA ($86) ($66) ($9) ($10) $26 $71 Adjusted EBITDA ($141) ($147) ($106) ($134) ($109) ($78) Note: Fiscal year ends March 31. 34

23andMe Confidential and Proprietary Information U.S. Telehealth TAM $250B Pharma R&D TAM $190B Global Prescription Drug TAM $825B 10M+ genotyped customers and growing Genetic Data Fuels Massive Market Opportunities 1 2 2 1 McKinsey, “Telehealth: a quarter - trillion - dollar post - Covid - 19 reality?” (2020). 2 EvaluatePharma, “World Preview 2020, Outlook to 2026” (2020). 35 23andMe Confidential and Proprietary Information

23andMe Confidential and Proprietary Information Transaction Overview 5

23andMe Confidential and Proprietary Information Implied post - money enterprise value of $3.5 billion Transaction Overview 23andMe, a pioneer in consumer health and therapeutic development, expects to enter into a definitive agreement to merge with VG Acquisition Corp. (“Virgin”) Transaction to be funded through a combination of Virgin’s $509 million Cash in Trust and $250 million of committed PIPE financing Current shareholders of 23andMe expected to maintain 81% pro forma ownership Sir Richard Branson and Anne Wojcicki to invest $25 million each Net proceeds used to fund cash to balance sheet for growth initiatives 36

23andMe Confidential and Proprietary Information Transaction Overview Estimated Transaction Cash Sources & Uses Post - Money Valuation at Close Illustrative Post - Transaction Ownership 37 M) Note: Excludes the impact of 25.1 million public and private placement warrants and 3.8 million sponsor earnout shares vestin g r atably at $12.50 and $15.00. Excludes equity awards issued at closing upon rollover of unvested 23andMe equity awards and new awards under the combined company’s equity i nce ntive plan. 23andMe cash balance of $289 million as of December 31, 2020. PF Transaction ($ M) 23andMe Illustrative Share Price $10.00 PF Shares Outstanding 444.8 Total Equity Value $4,448 Less: Cash (984) Less: Debt -- Total Enterprise Value $3,463 Cash Sources ($ M) SPAC Cash in Trust $509 PIPE 250 Total Cash Sources $759 Cash Uses ($ M) Cash to Balance Sheet $696 Estimated Transaction Expenses 63 Total Cash Uses $759

23andMe Confidential and Proprietary Information Valuation Framework Consumer Therapeutics Data Platform 23andMe Confidential and Proprietary Information 38

23andMe Confidential and Proprietary Information

23andMe Confidential and Proprietary Information Adjusted EBITDA Reconciliation $ in M FY19A FY20A Net Income ($184) ($251) (+) Other Expense (Income) 0 (1) (+) Interest Expense (Income) (5) (6) Operating Income ($189) ($258) (+) Depreciation and Amortization 10 23 (+) Stock - Based Compensation 37 44 (+) Restructuring and Exit Costs - 45 Adjusted EBITDA ($141) ($147) 1 Note: Fiscal year ended March 31. 1 For the year ended March 31, 2020, restructuring includes $881,000 of stock - based compensation expense related to restructuring activities. FY19A FY20A 39